UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

TMC THE METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39281	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Howe Street, 10th Floor Vancouver, British Columbia	V6C 2T5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 631-3115

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
TMC Common Shares without par value	TMC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one TMC Common Share, each at an exercise price of $11.50 per share	TMCWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 14, 2023, TMC the metals company Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering (the “Registered Offering”), an aggregate of 13,461,540 common shares (the “Shares”) of the Company, without par value (the “Common Shares”), and accompanying Class A warrants (the “Class A Warrants” and collectively with the Shares, the “Securities”) to purchase an aggregate of 6,730,770 Common Shares. The aggregate gross proceeds to the Company from the Registered Offering are expected to be approximately $26.9 million, before deducting fees payable to the financial advisors and other estimated offering expenses payable by the Company, not including the exercise of the Class A Warrants. In addition, certain investors may purchase up to an aggregate of 5,500,000 additional Shares and accompanying Class A Warrants to purchase up to an aggregate of 2,750,000 additional Common Shares upon notice to the Company on or before September 15, 2023 if the closing price of the Common Shares on the trading day before such investor's notice is $3.00 or less for an aggregate of up to an additional $11 million.

ERAS Capital LLC, the family fund of the Company’s director, Andrei Karkar, and existing shareholder in the Company, agreed to purchase 5,000,000 Common Shares and accompanying Class A Warrants to purchase 2,500,000 Common Shares for a total purchase price of $10 million. In addition, Allseas Group S.A., a strategic partner of the Company and existing shareholder in the Company, agreed to purchase 3,500,000 Common Shares and accompanying Class A Warrants to purchase 1,750,000 Common Shares for a total purchase price of $7 million. The Company’s Chief Executive Officer and Chairman, Gerard Barron, the Company’s Chief Financial Officer, Craig Shesky, and other members of the Company’s board of directors also agreed to purchase Securities in the Registered Offering.

The Securities are being offered by the Company pursuant to the Company’s registration statement on Form S-3 (Reg. No. 333-267479), previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 16, 2022, as amended, and declared effective by the SEC on October 14, 2022, the base prospectus contained therein, and a prospectus supplement dated August 14, 2023.

The initial closing of the Registered Offering is expected on or about August 16, 2023, subject to the satisfaction of customary closing conditions. Two additional closings for $2.5 million and $6.5 million are expected to occur on or before November 30, 2023 and January 31, 2024, respectively, with respect to one of the investors in the Registered Offering pursuant to the terms of the Purchase Agreement.

Each Common Share and the accompanying Class A Warrant to purchase 0.5 of a Common Share are being sold at a price of $2.00.

The Class A Warrants have an initial exercise price of $3.00, are exercisable immediately upon issuance and will expire on December 31, 2027. The Class A Warrants are subject to adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting the Common Shares upon any distributions for no consideration of assets to the Company’s shareholders. Subject to customary exceptions contained in the Class A Warrants, until December 31, 2024, the Class A Warrants are subject to price-based adjustment in the event of any issuances of Common Shares, or security convertible, exercisable or exchangeable for Common Shares, at a price below the lower of (i) $2.00 (as equitably adjusted for share splits, recapitalization, share dividends and the like) and (ii) the then effective exercise price. The Company may also repurchase the Class A Warrants for $0.0001 per Common Share underlying the Class A Warrants if the volume weighted average price for the Common Shares for each trading day in a 30-consecutive trading day period exceeds $6.50. In the event of certain corporate transactions, the holders of the Class A Warrants will be entitled to receive, upon exercise of the Class A Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Class A Warrants immediately prior to such transaction. Each holder of a Class A Warrant will not have the right to exercise any portion of its Class A Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% or 19.99% at the election of a holder prior to the date of issuance) of the number of Common Shares outstanding immediately after giving effect to such exercise (the “Common Warrant Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase the Common Warrant Beneficial Ownership Limitation, but not to above 9.99%, or 19.99% with the Company’s approval. The Class A Warrants do not entitle the holders thereof to any voting rights or any of the other rights or privileges to which holders of Common Stock are entitled.

The Class A Warrants are not listed, and the Company does not intend to list the Class A Warrants, for trading on the Nasdaq Global Select Market or any other national securities exchange or any other nationally recognized trading system.

Cantor Fitzgerald & Co., Wedbush Securities LLC, EAS Advisors LLC, Fearnley Securities Inc. and ThinkEquity LLC are engaged by the Company as financial advisors.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. No statement in this Current Report on Form 8-K or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

A copy of the legal opinion of Fasken Martineau DuMoulin LLP and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., each counsel to the Company, relating to the Securities is filed with this Current Report on Form 8-K as Exhibit 5.1 and 5.2, respectively. The forms of the Purchase Agreement and Class A Warrant are filed with this Current Report on Form 8-K as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing description of such documents and the transactions contemplated thereby is qualified in its entirety by reference to such exhibits.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the Securities, nor shall there be any sale of the Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Registered Offering and the anticipated proceeds from the Registered Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing the Registered Offering on a timely basis or at all, market and other conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 8.01.	Other Events.

On August 14, 2023, the Company issued a press release announcing Registered Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are being filed herewith:

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Class A Warrant to Purchase Common Stock.

5.1	Opinion of Fasken Martineau DuMoulin LLP.

5.2	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Securities Purchase Agreement, dated August 14, 2023.

23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1).

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.2).

99.1	Information relating to Part II, Item 14 of the Registration Statement on Form S-3 (Registration No.: 333-267479).

99.2	Press Release, dated August 14, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMC THE METALS COMPANY INC.

Date: August 14, 2023	By:	/s/ Craig Shesky
	Name:	Craig Shesky
	Title:	Chief Financial Officer